EXHIBIT 99.1

Flushing Financial Corporation Reports Record Net Interest Income

Net Interest Margin Expansion Driven by Ability to Significantly Reduce Funding Costs

SECOND QUARTER 20201 HIGHLIGHTS

●	GAAP diluted EPS was $0.63, compared to ($0.05) in 1Q20 and $0.37 in 2Q19
●	Core diluted EPS was $0.36 compared to $0.19 in 1Q20 and $0.42 in 2Q19
●	Net interest margin was 2.87%, up 43bps QoQ and 42bps YoY
●	Core net interest margin was 2.85%, up 36bps QoQ and 45bps YoY
●	Record GAAP net interest income of $48.7 million, up 19.3% QoQ and 21.8% YoY
●	Record Core net interest income of $49.1 million, up 14.4% QoQ and 20.2% YoY
●	GAAP and core ROAE 13.1% and 7.4%, respectively, compared with (1.0)% and 3.8%, respectively in 1Q20
●	GAAP and core ROAA were 1.0% and 0.6%, respectively, compared with (0.1)% and 0.3%, respectively in 1Q20
●	Loan pipeline remains strong at $310.8 million
●	Provision for credit losses of $9.6 million, $0.25 after-tax per diluted common share, driven mainly by economic conditions arising from COVID-19 pandemic
●	Net charge-offs were $1.0 million, compared to $1.1 million in 1Q20

UNIONDALE, N.Y., July 21, 2020 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced its financial results for the second quarter ended June 30, 2020.

John R. Buran, President and Chief Executive Officer stated, “I want to thank our employees for their outstanding work during these unprecedented times. The health and welfare of our employees and customers remain our highest priority.”

Mr. Buran continued, “We are pleased to announce our second quarter earnings totaled $18.3 million, or $0.63 per diluted common share.  Our GAAP earnings for the quarter were positively impacted by two items. First, we executed on our strategic objective to manage our cost of funds and improve funding mix. We achieved record net interest income as a result of  the Company’s quick response to the Fed decreasing interest rates in late March resulting in cost of funds decreasing 62 basis points from the previous quarter with additional opportunity to further reduce funding costs in the third quarter. Adding to the reduction of cost of funds in the second quarter, core deposits increased 7% while the net interest margin expanded 43 basis points from the previous quarter.”

“The second item positively affecting our GAAP net earnings was the non-cash fair value adjustment on our junior subordinated debt of $10.3 million, or $0.27 per diluted common share, after-tax, due to market conditions.”

“Core earnings for the quarter totaled $10.3 million, or $0.36 per diluted common share. Pre-provision pre-tax net revenue totaled $33.7 million, an increase of $28.1 million from the previous quarter. Non-performing assets at the end of the quarter were 29 basis points of total assets. Our loan portfolio is 88% collateralized by real estate with an average loan to value of less than 40%. Despite the current economic environment due to COVID-19, we have a long history and foundation built upon disciplined underwriting, good credit quality and a resilient seasoned loan portfolio with strong asset protection.”

“We continue to actively assist our customers during these turbulent times. As a result of COVID-19, we granted forbearances to our customers.  Originally, we granted forbearances for one to six months. In anticipation of an extended relief period, we have most recently predominately granted forbearance of principal and interest for six months. At the height of the request period, April and May 2020, COVID-19 forbearances peaked at $1.5 billion. By June 30, 2020, we reduced that number to $1.3 billion comprised of 82% real estate loans. Through July 10th, 63% of the $146 million in loans scheduled to return to regularly scheduled payments have done so.”

“Additionally, we have actively participated in the SBA Paycheck Protection Program originating $93 million of these loans. We are one of nine banks in the State of New York participating in the Main Street Lending Program. We are also a proud participant in the FHLBNY Small Business Recovery Grant Program, helping our customers and communities navigate through the current environment.”

“During this pandemic, our customers have utilized our enhanced technology platform with new mobile banking capabilities that went live in March 2020. Mobile deposits have increased over 13% from April 2020 through June 2020. Similarly, the usage of ATMs has increased with over 75% of all transactions now completed via ATM. The number of accounts enrolling in online banking and opening new accounts online has also grown during the current quarter to 19% of retail account openings.”

“Given the current economic environment at the end of the quarter, we adjusted our economic forecast in our current expected credit loss (“CECL”) model resulting in a provision for credit losses of $9.6 million, or $0.25 per diluted share, after-tax.  Our allowance for credit losses stands at 61 basis points of gross loans and 182% of non-performing loans. As a reminder, our maximum charge-offs were only 64 basis points in the midst of the Great Recession while industry peak charge-offs were nearly 5x.”

“As we previously disclosed, the pending acquisition of Empire Bancorp was delayed due to the severe instability and volatility in the U.S. financial and stock markets caused by the pandemic. The Company continues to believe that the merger offers benefits to both shareholders and customers of Empire Bancorp and Flushing. We will be refraining from any additional comments at this time.”

Mr. Buran concluded by saying “Overall, we made good progress in the second quarter to achieve our strategic objectives.  Importantly, the Company remains committed to building and fostering an environment of diversity and inclusion in our workforce and the communities we serve. In light of recent events, we have formed a Diversity and Inclusion Committee chaired by the EVP/Director of Human Resources, reporting directly to me. The role of this Committee is to make recommendations ensuring Flushing Financial continues to provide a safe and inclusive environment for all employees and ensure our message of inclusion is supported by our actions and participation in community organizations.”

Summary of Strategic Objectives

●	Manage cost of funds and continue to improve funding mix
●	Increase interest income by leveraging loan pricing opportunities and portfolio mix
●	Enhance core earnings power by improving scalability and efficiency
●	Manage credit risk
●	Remain well capitalized under all stress test scenarios

Earnings Summary:

Net Interest Income

Net interest income for 2Q20 was $48.7 million, an increase of $8.7 million, or 21.8% YoY and $7.9 million, or 19.3% QoQ.

●	Net interest margin of 2.87%, increased 42bps YoY and 43bps QoQ
●	Net interest spread of 2.72%, increased 49bps YoY and 48bps QoQ
●	Yield on average interest-earning assets of 3.81%, decreased 45bps YoY and 17bps QoQ
●	Cost of average interest-bearing liabilities of 1.09%, decreased 94bpsYoY and 65bps QoQ
●	Cost of funds of 0.99%, decreased 91bps YoY and 62bps QoQ
●	Average balance of total interest-earning assets of $6,809.9 million, increased $269.7 million, or 4.1%, YoY and $90.0 million, or 1.3%, QoQ
●	Net interest income includes prepayment penalty income from loans totaling $0.7 million in 2Q20, $0.8 million in 1Q20 and $1.1 million in 2Q19; recovered interest from delinquent loans of $0.1 million in 2Q20, $0.4 million in 1Q20 and $0.5 million in 2Q19; net losses from fair value adjustments on qualifying hedges totaling $0.4 million in 2Q20, $2.1 million in 1Q20 and $0.8 million in 2Q19
●	Absent all above items noted in the preceding bullet, the net interest margin was 2.85% in 2Q20, an increase of 45bps YoY and 36bps QoQ

Provision for Credit Losses

The Company recorded a provision for credit losses of $9.6 million in 2Q20 compared to a provision of $7.2 million in 1Q20 and a provision of $1.5 million in 2Q19.

●	2Q20 and 1Q20 provision for credit losses were primarily driven by the negative economic forecast resulting from the impact of COVID-19
●	Net charge-offs of $1.0 million in 2Q20, $1.1 million in 1Q20 and $1.0 million in 2Q19

Non-interest Income

Non-interest income for 2Q20 was $13.7 million, an increase of $11.3 million YoY, and $16.6 million QoQ.

●	Non-interest income included net gains from fair value adjustments of $10.2 million in 2Q20; net losses from fair value adjustments of $6.0 million and $2.0 million in 1Q20 and 2Q19, respectively
●	Additionally, non-interest income included life insurance proceeds totaling $0.7 million in 2Q20, net gain on sale of assets of $0.8 million and capital gain of $0.5 million both in 2Q19
●	Absent all above items, non-interest income was $2.9 million in 2Q20, a decrease of $0.2 million, or 7.7% YoY, and $0.3 million, or 8.2% QoQ

Non-interest Expense

Non-interest expense for 2Q20 was $28.8 million, a decrease of $3.6 million, or 11.2 % QoQ, and an increase of $1.6 million or 5.9% YoY.

●	Non-interest expense improved QoQ primarily due to 1Q20 including seasonal expenses, and increased YoY primarily due to Company growth
●	Additionally, non-interest expense included merger expenses totaling $0.2 million in 2Q20 and $0.9 million in 1Q20
●	The ratio of non-interest expense to average assets was 1.60% in 2Q20 compared to 1.82% in 1Q20 and 1.58% in 2Q19
●	The efficiency ratio improved to 54.9% in 2Q20 compared to 68.2% in 1Q20 and 61.1% in 2Q19

Provision for Income Taxes

The provision for income taxes in 2Q20 was $5.8 million, compared to benefit of $0.2 million in 1Q20 and a provision of $3.3 million in 2Q19.

●	Pre-tax income increased by $10.3 million YoY and $25.7 million QoQ
●	The effective tax rates were 24.1% in 2Q20, 12.9% in 1Q20 and 23.7% in 2Q19

Financial Condition Summary:

Loans:

●	Net loans held for investment were $5,946.6 million reflecting an increase of 3.4% from December 31, 2019, as we continue to focus on the origination of full banking relationship loans through C&I loans, multi-family loans and commercial real estate
●	SBA Paycheck Protection Program (“PPP”) closings totaled $93.2 million in 2Q20
●	Loan closings of commercial business loans, multi-family loans and commercial real estate totaled $126.9 million for 2Q20, or 90.3% of loan production, excluding PPP closings
●	Loan pipeline was $310.8 million at June 30, 2020, compared to $324.5 million at December 31, 2019

The following table shows the weighted average rate received from loan closings for the periods indicated:

	For the three months ended
	June 30,	March 31,	June 30,
Loan type	2020	2020	2019
Mortgage loans	3.79%	3.93%	4.75%
Non-mortgage loans	1.99%	4.23%	5.01%
Total loans	2.62%	4.03%	4.89%

Excluding PPP loans	3.71%	4.03%	4.89%

Credit Quality:

●	Non-performing loans totaled $20.2 million, an increase of $6.9 million, or 52.3%, from $13.3 million at December 31, 2019
●	Non-performing assets totaled $20.4 million, an increase of $6.9 million, or 51.0%, from $13.5 million at December 31, 2019
●	Classified assets totaled $25.1 million, an increase of $0.5 million, or 2.0%, from $24.6 million at December 31, 2019
●	Loans classified as troubled debt restructured (TDR) totaled $6.0 million, a decrease of $0.5 million, or 8.2%, from $6.5 million at December 31, 2019
●	799 active COVID-19 forbearances outstanding at July 10th for loans with a combined principal balance of $1.3 billion at the time of forbearance; total combined deferment of $36.4 million in principal, interest and escrow
●	Over 88% of our gross loans are collateralized by real estate
●	The loan-to-value ratio on our portfolio of real estate dependent loans as of June 30, 2020 totaled 38.1%
●	Net charge-offs totaled $1.0 million

Capital Management:

●	The Company and Bank, at June 30, 2020, were both well capitalized under all applicable regulatory requirements
●	Through 2Q20, stockholders’ equity decreased $7.8 million, or 1.3%, from December 31, 2019, to $571.9 million primarily due to unrealized losses in the fair value of securities and interest rate swaps, coupled with the declaration and payment of dividends on the Company’s common stock, partially offset by net income of $16.9 million
●	During 2Q20, the Company did not repurchase any shares; as of June 30, 2020, up to 284,806 shares remained subject to repurchase under the authorized stock repurchase program, which has no expiration or maximum dollar limit
●	Book value per common share was $20.27 at June 30, 2020, compared to $20.59 at December 31, 2019
●	Tangible book value per common share, a non-GAAP measure, was $19.71 at June 30, 2020, compared to $20.02 at December 31, 2019

Conference Call Information:

●	John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host a conference call on Wednesday, July 22, 2020 at 9:30 AM (ET) to discuss the Company’s strategy and results for the second quarter
●	Dial-in for Live Call: 1-877-509-5836
●	Webcast: https://services.choruscall.com/links/ffic200722.html
●	Dial-in for Replay: 1-877-344-7529
●	Replay Access Code: 10138500
●	The conference call will be simultaneously webcast and archived through July 22, 2021

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and on Long Island. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division consisting of iGObanking.com®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, an eco-friendly, healthier lifestyle community brand.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in other documents filed by the Company with the Securities and Exchange Commission from time to time.  Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

- Statistical Tables Follow -

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

(Unaudited)

	For the three months ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Interest and Dividend Income
Interest and fees on loans	$60,557	$61,109	$62,273	$121,666	$124,603
Interest and dividends on securities:
Interest	4,182	5,256	6,811	9,438	13,720
Dividends	11	15	19	26	38
Other interest income	22	290	472	312	1,027
Total interest and dividend income	64,772	66,670	69,575	131,442	139,388

Interest Expense
Deposits	9,971	18,778	22,827	28,749	44,296
Other interest expense	6,084	7,066	6,739	13,150	13,280
Total interest expense	16,055	25,844	29,566	41,899	57,576

Net Interest Income	48,717	40,826	40,009	89,543	81,812
Provision for credit losses	9,619	7,178	1,474	16,797	2,446
Net Interest Income After Provision for Credit Losses	39,098	33,648	38,535	72,746	79,366

Non-interest Income
Banking services fee income	944	798	1,059	1,742	2,032
Net loss on sale of securities	(54)	(37)	(15)	(91)	(15)
Net gain on sale of loans	—	42	114	42	177
Net gain on sale of assets	—	—	770	—	770
Net gain (loss) from fair value adjustments	10,205	(5,993)	(1,956)	4,212	(4,036)
Federal Home Loan Bank of New York stock dividends	881	964	826	1,845	1,729
Life insurance proceeds	659	—	—	659	43
Bank owned life insurance	932	943	810	1,875	1,550
Other income	170	419	843	589	1,144
Total non-interest income (loss)	13,737	(2,864)	2,451	10,873	3,394

Non-interest Expense
Salaries and employee benefits	16,184	18,620	15,668	34,804	34,834
Occupancy and equipment	2,827	2,840	2,742	5,667	5,531
Professional services	1,985	2,862	1,806	4,847	4,071
FDIC deposit insurance	737	650	667	1,387	1,152
Data processing	1,813	1,694	1,420	3,507	2,912
Depreciation and amortization	1,555	1,536	1,497	3,091	3,015
Other real estate owned/foreclosure expense (benefit)	45	(164)	20	(119)	97
Net loss from sales of real estate owned	—	31	—	31	—
Other operating expenses	3,609	4,311	3,338	7,920	7,965
Total non-interest expense	28,755	32,380	27,158	61,135	59,577

Income (Loss) Before Income Taxes	24,080	(1,596)	13,828	22,484	23,183

Provision (Benefit) for Income Taxes
Federal	4,307	989	2,981	5,296	4,924
State and local	1,501	(1,195)	291	306	635
Total taxes	5,808	(206)	3,272	5,602	5,559

Net Income (Loss)	$18,272	$(1,390)	$10,556	$16,882	$17,624

Basic earnings (loss) per common share	$0.63	$(0.05)	$0.37	$0.58	$0.61
Diluted earnings (loss) per common share	$0.63	$(0.05)	$0.37	$0.58	$0.61
Dividends per common share	$0.21	$0.21	$0.21	$0.42	$0.42

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per share data)

(Unaudited)

	June 30,	March 31,	December 31,
	2020	2020	2019
ASSETS
Cash and due from banks	$84,754	$157,184	$49,787
Securities held-to-maturity:
Mortgage-backed securities	7,924	7,929	7,934
Other securities	50,078	50,225	50,954
Securities available for sale:
Mortgage-backed securities	442,507	489,556	523,849
Other securities	232,803	225,856	248,651
Loans:
Multi-family residential	2,285,555	2,272,343	2,238,591
Commercial real estate	1,646,085	1,664,934	1,582,008
One-to-four family ― mixed-use property	591,347	592,109	592,471
One-to-four family ― residential	184,741	189,774	188,216
Co-operative apartments	8,423	8,493	8,663
Construction	69,433	66,727	67,754
Small Business Administration	106,813	14,076	14,445
Taxi medallion	3,269	3,281	3,309
Commercial business and other	1,073,623	1,104,967	1,061,478
Net unamortized premiums and unearned loan fees	13,986	15,384	15,271
Allowance for loan losses	(36,710)	(28,098)	(21,751)
Net loans	5,946,565	5,903,990	5,750,455
Interest and dividends receivable	30,219	25,526	25,722
Bank premises and equipment, net	27,018	27,899	28,676
Federal Home Loan Bank of New York stock	56,400	74,000	56,921
Bank owned life insurance	157,779	158,655	157,713
Goodwill	16,127	16,127	16,127
Other real estate owned, net	208	208	239
Right of use asset	38,303	39,729	41,254
Other assets	71,974	68,526	59,494
Total assets	$7,162,659	$7,245,410	$7,017,776

LIABILITIES
Due to depositors:
Non-interest bearing	$581,881	$489,198	$435,072
Certificate of deposit accounts	1,135,977	1,172,381	1,437,890
Savings accounts	184,895	192,192	191,485
Money market accounts	1,474,880	1,597,109	1,592,011
NOW accounts	1,672,241	1,377,555	1,365,591
Total deposits	5,049,874	4,828,435	5,022,049
Mortgagors' escrow deposits	48,525	73,051	44,375
Borrowed funds	1,305,187	1,617,582	1,237,231
Operating lease liability	45,897	47,726	49,367
Other liabilities	141,255	128,933	85,082
Total liabilities	6,590,738	6,695,727	6,438,104

STOCKHOLDERS' EQUITY
Preferred stock (5,000,000 shares authorized; none issued)	—	—	—
Common stock ($0.01 par value; 100,000,000 shares authorized; 31,530,595 shares issued at June 30, 2020, March 31, 2020 and December 31, 2019; 28,217,434 shares, 28,213,602 shares and 28,157,206 shares outstanding at June 30, 2020, March 31, 2020 and December 31, 2019, respectively)	315	315	315
Additional paid-in capital	226,901	225,893	226,691
Treasury stock (3,313,161 shares, 3,316,993 shares and 3,373,389 shares at June 30, 2020, March 31, 2020 and December 31, 2019, respectively)	(69,436)	(69,540)	(71,487)
Retained earnings	437,663	425,455	433,960
Accumulated other comprehensive loss, net of taxes	(23,522)	(32,440)	(9,807)
Total stockholders' equity	571,921	549,683	579,672

Total liabilities and stockholders' equity	$7,162,659	$7,245,410	$7,017,776

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands, except per share data)

(Unaudited)

	At or for the three months ended						At or for the six months ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2020		2020		2019		2020		2019
Per Share Data
Basic earnings (loss) per share	$0.63		$(0.05)		$0.37		$0.58		$0.61
Diluted earnings (loss) per share	$0.63		$(0.05)		$0.37		$0.58		$0.61
Average number of shares outstanding for:
Basic earnings per common share computation	28,866,984		28,852,819		28,760,816		28,859,901		28,691,303
Diluted earnings per common share computation	28,866,984		28,852,819		28,760,816		28,859,901		28,691,309
Shares outstanding	28,217,434		28,213,602		28,187,922		28,217,434		28,187,922
Book value per common share (1)	$20.27		$19.48		$20.06		$20.27		$20.06
Tangible book value per common share (2)	$19.71		$18.92		$19.50		$19.71		$19.50

Stockholders' Equity
Stockholders' equity	$571,921		$549,683		$565,390		$571,921		$565,390
Tangible stockholders' equity	556,086		533,848		549,549		556,086		549,549

Average Balances
Total loans, net	$5,946,412		$5,794,866		$5,565,057		$5,870,640		$5,554,919
Total interest-earning assets	6,809,835		6,719,857		6,540,134		6,764,846		6,530,692
Total assets	7,206,059		7,106,998		6,891,541		7,156,529		6,879,905
Total due to depositors	4,395,228		4,578,793		4,595,189		4,487,011		4,596,738
Total interest-bearing liabilities	5,912,774		5,951,925		5,825,187		5,932,350		5,818,263
Stockholders' equity	557,414		576,597		560,624		567,006		556,645

Performance Ratios (3)
Return on average assets	1.01%		(0.08)%		0.61%		0.47%		0.51%
Return on average equity	13.11		(0.96)		7.53		5.95		6.33
Yield on average interest-earning assets (4)	3.81		3.98		4.26		3.89		4.28
Cost of average interest-bearing liabilities	1.09		1.74		2.03		1.41		1.98
Cost of funds	0.99		1.61		1.90		1.30		1.85
Net interest rate spread during period (4)	2.72		2.24		2.23		2.48		2.30
Net interest margin (4)	2.87		2.44		2.45		2.66		2.51
Non-interest expense to average assets	1.60		1.82		1.58		1.71		1.73
Efficiency ratio (5)	54.92		68.21		61.06		61.16		67.36
Average interest-earning assets to average interest-bearing liabilities	1.15	X	1.13	X	1.12	X	1.14	X	1.12	X

(1) Calculated by dividing stockholders’ equity by shares outstanding.

(2) Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure, by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less intangible assets (goodwill, net of deferred taxes). See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.

(3) Ratios are presented on an annualized basis, where appropriate.

(4) Yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the periods presented.

(5) Efficiency ratio, a non-GAAP measure, was calculated by dividing non-interest expense (excluding accelerated employee benefits upon officer’s death, merger expense, OREO expense and the net gain/loss from the sale of OREO) by the total of net interest income (excluding net gains and losses from fair value adjustments on qualifying hedges) and non-interest income (excluding life insurance proceeds, net gains and losses from the sale of securities and fair value adjustments).

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands)

(Unaudited)

	At or for the six	At or for the year	At or for the six
	months ended	ended	months ended
	June 30, 2020	December 31, 2019	June 30, 2019

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Financial Corporation):
Tier 1 capital	$617,620	$615,500	$600,730
Common equity Tier 1 capital	583,238	572,651	558,848
Total risk-based capital	726,291	712,251	697,240

Tier 1 leverage capital (well capitalized = 5%)	8.64%	8.73%	8.72%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	10.79	10.95	10.60
Tier 1 risk-based capital (well capitalized = 8.0%)	11.42	11.77	11.39
Total risk-based capital (well capitalized = 10.0%)	13.43	13.62	13.22

Regulatory capital ratios (for Flushing Bank only):
Tier 1 capital	$683,521	$680,749	$667,882
Common equity Tier 1 capital	683,521	680,749	667,882
Total risk-based capital	717,192	702,500	689,392

Tier 1 leverage capital (well capitalized = 5%)	9.56%	9.65%	9.69%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	12.63	13.02	12.66
Tier 1 risk-based capital (well capitalized = 8.0%)	12.63	13.02	12.66
Total risk-based capital (well capitalized = 10.0%)	13.25	13.43	13.07

Capital ratios:
Average equity to average assets	7.92%	8.08%	8.09%
Equity to total assets	7.98	8.26	8.14
Tangible common equity to tangible assets (1)	7.78	8.05	7.93

Asset quality:
Non-accrual loans (2)	$20,038	$12,813	$15,702
Non-performing loans	20,188	13,258	15,702
Non-performing assets	20,431	13,532	15,976
Net charge-offs	2,156	2,005	1,881

Asset quality ratios:
Non-performing loans to gross loans	0.34%	0.23%	0.28%
Non-performing assets to total assets	0.29	0.19	0.23
Allowance for loan losses to gross loans	0.61	0.38	0.38
Allowance for loan losses to non-performing assets	179.68	160.73	134.64
Allowance for loan losses to non-performing loans	181.85	164.05	136.99

Full-service customer facilities	20	20	19

(1) See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.

(2) Excludes performing non-accrual TDR loans.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in thousands)

(Unaudited)

	For the three months ended
	June 30, 2020				March 31, 2020				June 30, 2019
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost		Balance	Interest	Cost

Interest-earning Assets:
Mortgage loans, net	$4,762,068	$49,719	4.18%		$4,697,531	$49,412	4.21%		$4,590,429	$50,206	4.37%
Other loans, net	1,184,344	10,838	3.66		1,097,335	11,697	4.26		974,628	12,067	4.95
Total loans, net (1) (2)	5,946,412	60,557	4.07		5,794,866	61,109	4.22		5,565,057	62,273	4.48
Taxable securities:
Mortgage-backed securities	465,365	2,327	2.00		507,912	3,040	2.39		585,892	4,225	2.88
Other securities	243,867	1,358	2.23		243,726	1,697	2.79		242,560	2,135	3.52
Total taxable securities	709,232	3,685	2.08		751,638	4,737	2.52		828,452	6,360	3.07
Tax-exempt securities: (3)
Other securities	60,280	643	4.27		63,535	676	4.26		56,064	595	4.25
Total tax-exempt securities	60,280	643	4.27		63,535	676	4.26		56,064	595	4.25
Interest-earning deposits and federal funds sold	93,911	22	0.09		109,818	290	1.06		90,561	472	2.08
Total interest-earning assets	6,809,835	64,907	3.81		6,719,857	66,812	3.98		6,540,134	69,700	4.26
Other assets	396,224				387,141				351,407
Total assets	$7,206,059				$7,106,998				$6,891,541

Interest-bearing Liabilities:
Deposits:
Savings accounts	$188,587	74	0.16		$194,026	281	0.58		$200,349	348	0.69
NOW accounts	1,440,147	2,099	0.58		1,419,739	4,648	1.31		1,541,956	6,641	1.72
Money market accounts	1,580,652	3,208	0.81		1,697,783	7,042	1.66		1,336,526	6,974	2.09
Certificate of deposit accounts	1,185,842	4,564	1.54		1,267,245	6,767	2.14		1,516,358	8,802	2.32
Total due to depositors	4,395,228	9,945	0.91		4,578,793	18,738	1.64		4,595,189	22,765	1.98
Mortgagors' escrow accounts	87,058	26	0.12		65,503	40	0.24		83,799	62	0.30
Total interest-bearing deposits	4,482,286	9,971	0.89		4,644,296	18,778	1.62		4,678,988	22,827	1.95
Borrowings	1,430,488	6,084	1.70		1,307,629	7,066	2.16		1,146,199	6,739	2.35
Total interest-bearing liabilities	5,912,774	16,055	1.09		5,951,925	25,844	1.74		5,825,187	29,566	2.03
Non interest-bearing demand deposits	560,637				449,761				394,642
Other liabilities	175,234				128,715				111,088
Total liabilities	6,648,645				6,530,401				6,330,917
Equity	557,414				576,597				560,624
Total liabilities and equity	$7,206,059				$7,106,998				$6,891,541

Net interest income / net interest rate spread (tax equivalent) (3)		$48,852	2.72%			$40,968	2.24%			$40,134	2.23%

Net interest-earning assets / net interest margin (tax equivalent)	$897,061		2.87%		$767,932		2.44%		$714,947		2.45%

Ratio of interest-earning assets to interest-bearing liabilities			1.15	X			1.13	X			1.12	X

(1) Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.3 million, $0.2 million and $0.4 million for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively.

(2) Loan interest income includes net losses from fair value adjustments on qualifying hedges of $0.4 million, $2.1 million and $0.8 million for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively.

(3) Interest and yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the periods presented totaling $0.1 million in each period.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in thousands)

(Unaudited)

	For the six months ended
	June 30, 2020				June 30, 2019
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,729,800	$99,131	4.19%		$4,604,928	$101,051	4.39%
Other loans, net	1,140,840	22,535	3.95		949,991	23,552	4.96
Total loans, net (1) (2)	5,870,640	121,666	4.14		5,554,919	124,603	4.49
Taxable securities:
Mortgage-backed securities	486,638	5,367	2.21		579,679	8,473	2.92
Other securities	243,796	3,055	2.51		242,214	4,346	3.59
Total taxable securities	730,434	8,422	2.31		821,893	12,819	3.12
Tax-exempt securities: (3)
Other securities	61,908	1,319	4.26		57,113	1,189	4.16
Total tax-exempt securities	61,908	1,319	4.26		57,113	1,189	4.16
Interest-earning deposits and federal funds sold	101,864	312	0.61		96,767	1,027	2.12
Total interest-earning assets	6,764,846	131,719	3.89		6,530,692	139,638	4.28
Other assets	391,683				349,213
Total assets	$7,156,529				$6,879,905

Interest-bearing Liabilities:
Deposits:
Savings accounts	$191,307	355	0.37		$203,047	709	0.70
NOW accounts	1,429,943	6,747	0.94		1,515,554	12,672	1.67
Money market accounts	1,639,217	10,250	1.25		1,358,228	13,795	2.03
Certificate of deposit accounts	1,226,544	11,331	1.85		1,519,909	17,005	2.24
Total due to depositors	4,487,011	28,683	1.28		4,596,738	44,181	1.92
Mortgagors' escrow accounts	76,281	66	0.17		73,046	115	0.31
Total interest-bearing deposits	4,563,292	28,749	1.26		4,669,784	44,296	1.90
Borrowings	1,369,058	13,150	1.92		1,148,479	13,280	2.31
Total interest-bearing liabilities	5,932,350	41,899	1.41		5,818,263	57,576	1.98
Non interest-bearing demand deposits	505,199				396,724
Other liabilities	151,974				108,273
Total liabilities	6,589,523				6,323,260
Equity	567,006				556,645
Total liabilities and equity	$7,156,529				$6,879,905

Net interest income / net interest rate spread (tax equivalent) (3)		$89,820	2.48%			$82,062	2.30%
Net interest-earning assets / net interest margin (tax equivalent)	$832,496		2.66%		$712,429		2.51%
Ratio of interest-earning assets to interest-bearing liabilities			1.14	X			1.12	X

(1) Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.5 million and $0.9 million for the six months ended June 30, 2020 and June 30, 2019, respectively.

(2) Loan interest income includes net losses from fair value adjustments on qualifying hedges of $2.4 million and $1.5 million for the six months ended June 30, 2020 and June 30, 2019, respectively.

(3) Interest and yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the periods presented totaling $0.3 million for each of the six month periods ended June 30, 2020 and 2019.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

DEPOSIT COMPOSITION

(Unaudited)

				June 2020 vs.			June 2020 vs.
	June 30,	March 31,	December 31,	December 2019	September 30,	June 30,	June 2019
(Dollars in thousands)	2020	2020	2019	% Change	2019	2019	% Change
Deposits
Non-interest bearing	$581,881	$489,198	$435,072	33.7%	$421,786	$413,813	40.6%
Interest bearing:
Certificate of deposit accounts	1,135,977	1,172,381	1,437,890	(21.0)%	1,506,376	1,544,117	(26.4)%
Savings accounts	184,895	192,192	191,485	(3.4)%	193,497	196,820	(6.1)%
Money market accounts	1,474,880	1,597,109	1,592,011	(7.4)%	1,329,156	1,302,153	13.3%
NOW accounts	1,672,241	1,377,555	1,365,591	22.5%	1,461,694	1,368,813	22.2%
Total interest-bearing deposits	4,467,993	4,339,237	4,586,977	(2.6)%	4,490,723	4,411,903	1.3%

Total deposits	$5,049,874	$4,828,435	$5,022,049	0.6%	$4,912,509	$4,825,716	4.6%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

LOANS

(Unaudited)

Loan Closings

	For the three months ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands)	2020	2020	2019	2020	2019
Multi-family residential	$59,654	$67,318	$55,629	$126,972	$82,843
Commercial real estate	8,003	99,571	42,700	107,574	56,641
One-to-four family – mixed-use property	8,117	13,455	12,885	21,572	29,308
One-to-four family – residential	2,674	8,413	7,884	11,087	11,770
Co-operative apartments	—	704	300	704	300
Construction	2,821	6,749	18,715	9,570	24,616
Small Business Administration (1)	93,241	57	2,255	93,298	2,584
Commercial business and other	59,287	102,448	156,029	161,735	286,359
Total	$233,797	$298,715	$296,397	$532,512	$494,421

(1) Includes $93.2 million of PPP closings for the three and six months ended June 30, 2020.

Loan Composition

				June 2020 vs.			June 2020 vs.
	June 30,	March 31,	December 31,	December 2019	September 30,	June 30,	June 2019
(Dollars in thousands)	2020	2020	2019	% Change	2019	2019	% Change
Loans held for investment:
Multi-family residential	$2,285,555	$2,272,343	$2,238,591	2.1%	$2,232,305	$2,263,875	1.0%
Commercial real estate	1,646,085	1,664,934	1,582,008	4.1%	1,559,581	1,524,693	8.0%
One-to-four family ― mixed-use property	591,347	592,109	592,471	(0.2)%	587,100	582,264	1.6%
One-to-four family ― residential	184,741	189,774	188,216	(1.8)%	184,432	184,024	0.4%
Co-operative apartments	8,423	8,493	8,663	(2.8)%	9,089	8,137	3.5%
Construction	69,433	66,727	67,754	2.5%	64,234	58,503	18.7%
Small Business Administration (1)	106,813	14,076	14,445	639.4%	13,982	14,511	636.1%
Taxi medallion	3,269	3,281	3,309	(1.2)%	3,513	3,555	(8.0)%
Commercial business and other	1,073,623	1,104,967	1,061,478	1.1%	1,096,164	983,573	9.2%
Net unamortized premiums and unearned loan fees	13,986	15,384	15,271	(8.4)%	15,363	15,278	(8.5)%
Allowance for loan losses	(36,710)	(28,098)	(21,751)	68.8%	(22,035)	(21,510)	70.7%
Net loans	$5,946,565	$5,903,990	$5,750,455	3.4%	$5,743,728	$5,616,903	5.9%

(1) Includes $93.2 million of PPP loans at June 30, 2020.

Net Loans Activity

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2020	2020	2019	2019	2019
Loans originated and purchased	$233,797	$298,715	$269,736	$398,143	$296,397
Principal reductions	(180,182)	(137,189)	(255,977)	(266,894)	(243,263)
Loans sold	—	(498)	(7,129)	(3,553)	(1,970)
Loan charge-offs	(1,030)	(1,259)	(95)	(431)	(1,114)
Foreclosures	—	—	—	—	(239)
Net change in deferred fees and costs	(1,398)	113	(92)	85	(144)
Net change in the allowance for loan losses	(8,612)	(6,347)	284	(525)	(495)
Total loan activity	$42,575	$153,535	$6,727	$126,825	$49,172

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NON-PERFORMING ASSETS and NET CHARGE-OFFS

(Unaudited)

Non-Performing Assets

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2019	2019
Loans 90 Days Or More Past Due and Still Accruing:
Multi-family residential	$—	$—	$445	$445	$—
Commercial business and other	150	—	—	—	—
Total	150	—	445	445	—

Non-accrual Loans:
Multi-family residential	3,688	2,741	2,296	3,132	2,008
Commercial real estate	2,671	8	367	872	1,488
One-to-four family - mixed-use property	2,511	607	274	683	1,752
One-to-four family - residential	6,412	5,158	5,139	5,050	5,411
Small Business Administration	1,321	1,518	1,151	1,151	1,224
Taxi medallion(1)	1,757	1,761	1,641	1,352	1,361
Commercial business and other(1)	1,678	4,959	1,945	2,020	2,458
Total	20,038	16,752	12,813	14,260	15,702

Total Non-performing Loans	20,188	16,752	13,258	14,705	15,702

Other Non-performing Assets:
Real estate acquired through foreclosure	208	208	239	239	239
Other asset acquired through foreclosure	35	35	35	35	35
Total	243	243	274	274	274

Total Non-performing Assets	$20,431	$16,995	$13,532	$14,979	$15,976

Non-performing Assets to Total Assets	0.29%	0.23%	0.19%	0.21%	0.23%
Allowance For Loan Losses to Non-performing Loans	181.8%	167.7%	164.1%	149.8%	137.0%

(1) Not included in the above analysis are non-accrual performing TDR taxi medallion loans totaling $1.5 million in 2Q20, $1.5 million in 1Q20, $1.7 million in 4Q19, $2.2 million in 3Q19, and $2.2 million in 2Q19 and non-accrual performing TDR commercial business loans totaling $1.0 million in 1Q20, $1.0 million in 1Q20, $0.9 million in 4Q19 and $1.0 million in 3Q19.

Net Charge-Offs (Recoveries)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2020	2020	2019	2019	2019
Multi-family residential	$(7)	$(6)	$(14)	$183	$(10)
Commercial real estate	—	—	(30)	—	(7)
One-to-four family – mixed-use property	3	(78)	119	(140)	(2)
One-to-four family – residential	(3)	(5)	(3)	(3)	110
Small Business Administration	165	(7)	(8)	(32)	(16)
Taxi medallion	—	—	—	—	(50)
Commercial business and other	849	1,245	(98)	150	954
Total net loan charge-offs (recoveries)	$1,007	$1,149	$(34)	$158	$979

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

FORBEARANCES DETAIL

(Dollars in thousands)

(Unaudited)

	Balances by Risk Rating (1)				Forbearances (2)		Backed by Mortgages (1)
	Pass	Criticized/ Classified	Total	% of Total Loans	Balance	% of Sector	Balance	% of Total	LTV
Higher Risk Segments
Restaurants and Catering Halls	$67,420	$2,196	$69,616	1.2%	$24,420	35.1%	$58,764	84.4%	38.6%
Hotels	172,916	—	172,916	2.9	114,627	66.3	162,093	93.7	53.8
Travel and Leisure	180,138	—	180,138	3.0	37,670	20.9	74,192	41.2	48.4
Retail Services	76,494	—	76,494	1.3	21,168	27.7	38,760	50.7	61.9
CRE - Shopping Center	255,192	—	255,192	4.3	124,958	49.0	255,192	100.0	44.4
CRE - Single Tenant	133,937	337	134,274	2.2	44,311	33.0	134,274	100.0	41.8
CRE - Strip Mall	286,131	2,050	288,181	4.8	139,344	48.4	288,181	100.0	45.1
Transportation	107,207	7,800	115,007	1.9	14,756	12.8	26,155	22.7	53.0
Contractors	184,948	1,399	186,347	3.1	16,142	8.7	121,365	65.1	51.9
Schools and Child Care	43,674	—	43,674	0.7	12,441	28.5	35,193	80.6	43.4
Subtotal	$1,508,057	$13,782	$1,521,839	25.5%	$549,837	36.1%	$1,194,169	78.5%	46.5%

Lower Risk Segments	$4,412,763	$34,687	$4,447,450	74.5%	$728,307	16.4%	$4,059,435	91.3%	36.4%

Total	$5,920,820	$48,469	$5,969,289	100.0%	$1,278,144	21.4%	$5,253,604	88.0%	38.1%

(1) At June 30, 2020

(2) Represents dollar amount granted through 07/10/20

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS

Non-cash Fair Value Adjustments to GAAP Earnings

The variance in GAAP and core earnings is primarily due to the impact of non-cash net gains and losses from fair value adjustments. These fair value adjustments relate primarily to swaps designated to protect against rising rates and borrowing carried at fair value under the fair value option. As the swaps get closer to maturity, the volatility in fair value adjustments will dissipate. In a declining interest rate environment, the movement in the curve exaggerates our mark-to-market loss position. In a rising interest rate environment or a steepening of the yield curve, the loss position would experience an improvement.

Core Diluted EPS, Core ROAE, Core ROAA, Pre-provision Pre-tax Net Revenue, Core Net Interest Income, Core Yield on Total Loans, Core Net Interest Margin and tangible book value per common share are each non-GAAP measures used in this release. A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and non-interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019

GAAP income (loss) before income taxes	$24,080	$(1,596)	$13,828	$22,484	$23,183

Net (gain) loss from fair value adjustments	(10,205)	5,993	1,956	(4,212)	4,036
Net loss on sale of securities	54	37	15	91	15
Life insurance proceeds	(659)	—	—	(659)	(43)
Net gain on sale of assets	—	—	(770)	—	(770)
Net loss from fair value adjustments on qualifying hedges	365	2,073	818	2,438	1,455
Accelerated employee benefits upon Officer's death	—	—	—	—	455
Merger expense	194	929	—	1,123	—

Core income before taxes	13,829	7,436	15,847	21,265	28,331

Provision for income taxes for core income	3,532	1,936	3,771	5,468	6,804

Core net income	$10,297	$5,500	$12,076	$15,797	$21,527

GAAP diluted earnings (loss) per common share	$0.63	$(0.05)	$0.37	$0.58	$0.61

Net (gain) loss from fair value adjustments, net of tax	(0.27)	0.15	0.05	(0.11)	0.10
Net loss on sale of securities, net of tax	—	—	—	—	—
Life insurance proceeds	(0.02)	—	—	(0.02)	—
Net gain on sale of assets, net of tax	—	—	(0.02)	—	(0.02)
Net loss from fair value adjustments on qualifying hedges, net of tax	0.01	0.05	0.02	0.06	0.04
Accelerated employee benefits upon Officer's death, net of tax	—	—	—	—	0.01
Merger expense, net of tax	0.01	0.02	—	0.03	—

Core diluted earnings per common share(1)	$0.36	$0.19	$0.42	$0.55	$0.75

Core net income, as calculated above	$10,297	$5,500	$12,076	$15,797	$21,527
Average assets	7,206,059	7,106,998	6,891,541	7,156,529	6,879,905
Average equity	557,414	576,597	560,624	567,006	556,645
Core return on average assets(2)	0.57%	0.31%	0.70%	0.44%	0.63%
Core return on average equity(2)	7.39%	3.82%	8.62%	5.57%	7.73%

(1) Core diluted earnings per common share may not foot due to rounding.

(2) Ratios are calculated on an annualized basis.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP REVENUE and PRE-PROVISION

PRE-TAX NET REVENUE

(Dollars in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019

Net interest income	$48,717	$40,826	$40,009	$89,543	$81,812

Non-interest income (loss)	13,737	(2,864)	2,451	10,873	3,394
Non-interest expense	(28,755)	(32,380)	(27,158)	(61,135)	(59,577)

Pre-provision pre-tax net revenue (1)	$33,699	$5,582	$15,302	$39,281	$25,629

(1) Includes non-cash net gains and (losses) from fair value adjustments totaling $9.8 million, ($8.1) million and ($2.8) million for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively and $1.8 million and ($5.5) million for the six months ended June 30, 2020 and 2019, respectively.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP NET INTEREST INCOME and NET INTEREST MARGIN

To CORE NET INTEREST INCOME and NET INTEREST MARGIN

(Dollars in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
GAAP net interest income	$48,717	$40,826	$40,009	$89,543	$81,812
Net loss from fair value adjustments on qualifying hedges	365	2,073	818	2,438	1,455
Core net interest income	$49,082	$42,899	$40,827	$91,981	$83,267

GAAP interest income on total loans, net	$60,557	$61,109	$62,273	$121,666	$124,603
Net loss from fair value adjustments on qualifying hedges	365	2,073	818	2,438	1,455
Prepayment penalties received on loans	(702)	(753)	(1,120)	(1,455)	(1,925)
Net recoveries of interest from non-accrual loans	(74)	(436)	(519)	(510)	(1,233)
Core interest income on total loans, net	$60,146	$61,993	$61,452	$122,139	$122,900
Average total loans, net	$5,946,412	$5,794,866	$5,565,057	$5,870,640	$5,554,919
Core yield on total loans	4.05%	4.28%	4.42%	4.16%	4.42%

Net interest income tax equivalent	$48,852	$40,968	$40,134	$89,820	$82,062
Net loss from fair value adjustments on qualifying hedges	365	2,073	818	2,438	1,455
Prepayment penalties received on loans and securities	(702)	(753)	(1,120)	(1,455)	(1,925)
Net recoveries of interest from non-accrual loans	(74)	(436)	(519)	(510)	(1,233)
Net interest income used in calculation of Core net interest margin	$48,441	$41,852	$39,313	$90,293	$80,359
Total average interest-earning assets	$6,809,835	$6,719,857	$6,540,134	$6,764,846	$6,530,692
Core net interest margin	2.85%	2.49%	2.40%	2.67%	2.46%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CALCULATION OF TANGIBLE STOCKHOLDERS’

COMMON EQUITY to TANGIBLE ASSETS

(Unaudited)

	June 30,	December 31,	June 30,
(Dollars in thousands)	2020	2020	2019
Total Equity	$571,921	$579,672	$565,390
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	292	292	286
Tangible Stockholders' Common Equity	$556,086	$563,837	$549,549

Total Assets	$7,162,659	$7,017,776	$6,945,634
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	292	292	286
Tangible Assets	$7,146,824	$7,001,941	$6,929,793

Tangible Stockholders' Common Equity to Tangible Assets	7.78%	8.05%	7.93%

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1 See the tables entitled “Reconciliation of GAAP Earnings and Core Earnings” and “Reconciliation of GAAP Net Interest Income and Net Interest Margin to Core Net Interest Income and Net Interest Margin.”

Susan K. Cullen

Senior Executive Vice President, Treasurer and Chief Financial Officer

Flushing Financial Corporation

(718) 961-5400